MASTER SEPARATION AND DISTRIBUTION AGREEMENT

THIS AGREEMENT (hereafter the "AGREEMENT") is effective as of October 1, 2005, by and between;

RG Global Lifestyles, Inc., a Delaware Corporation, having corporate offices at 30021 Tomas, Suite 200, Rancho Santa Margarita, CA 92688, hereafter “RGGL”,

AND:

Omeco Investment Group Ltd.,
Handajati Widjaja,
Serialam Pasaribu,
Lindiani Poerwaningsih,
Tan Wie Ling,
Fitri Dafiyanti Kasidik,
Nasimun,
Linda Margarita Halim,
Mastertime Worldwide Ltd.,
Winterpark Offshore Ltd.,
Good Vale Equities Ltd.,

individuals and stockholders of RGGL, collectively hereafter “DISTRIBUTEES”,

WHEREAS, RGGL is the owner and in control of Amerikal Nutraceutical Corp., presently a wholly owned subsidiary of the RGGL, formed under the laws of California with offices at 17751 Mitchell Ave., Irvine CA 92614, hereafter “AMERIKAL”, the object of this AGREEMENT.

All outstanding and issued shares of common stock of AMERIKAL are owned and controlled by RG Global Lifestyles, Inc.

WHEREAS, DISTRIBUTEES are stockholders of RGGL.

WHEREAS, The Board of Directors of RGGL and AMERIKAL believe it to be to their advantage, and to the advantage of all of the stockholders of RGGL, to distribute all of the stock, property, assets and liabilities of AMERIKAL to DISTRIBUTEES (“DISTRIBUTION”).

WHEREAS, RGGL will receive an aggregate of 7,500,000 shares of common stock of RGGL (RGBL.OB), par value $.001, in exchange for the DISTRIBUTION;

WHEREAS, DISTRIBUTEES will place 315,561 shares of common stock of RGGL in escrow as a reserve for indemnification to RGGL and or Amerikal, or settlement of any claims for liabilities attributable to the Agreement or discontinued operations, according to the terms and conditions as states in the Escrow Agreement between the parties.

WHEREAS, RGGL and DISTRIBUTEES intend that the DISTRIBUTION will qualify as a tax-free exchange under Section 355 of the Internal Revenue Code of 1986, as amended (the "CODE").

THEREFORE, DISTRIBUTEES AND RGGL ACKNOWLEDGE THAT THIS AGREEMENT SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH BELOW;

Section 1. Terms

1.1 Distribution Terms.

A. Subject to the conditions and terms set forth herein, the DISTRIBUTEES do assume, guarantee and accept, without reservation of any type, all claims, debts and or encumbrances now of record and arising prior to this AGREEMENT, and any and all claims, debts, and or encumbrances that may arise in conjunction with the execution of the DISTRIBUTEES’ responsibilities under this AGREEMENT.

B. DISTRIBUTEES specifically relieve, and agrees to hold harmless, RGGL from any and all liability, debt, responsibility, claims, costs, fees, and accountability, of any and all types, arising after the date of execution of this AGREEMENT.

C. RGGL agrees to transfer, assign, and sell all its rights, claims, and ownership of AMERIKAL, free and clear of all claims whatsoever except those agreed to herein.

1.2 Stock Distribution and Escrow.

A. DISTRIBUTEES will transfer to RGGL an aggregate of 7,500,000 shares of publicly traded common stock of RGGL (RGBL.OB), par value $.001, as set forth in Exhibit D.

B. DISTRIBUTEES will place 315,561 shares of common stock of RGGL in an escrow account of RGGL’s choosing as a reserve for settlement of any claims presented to RGGL for liabilities attributable to the discontinued operations, according to the terms and conditions as states in the Escrow Agreement between the parties, Exhibit E

C. RGGL will transfer all outstanding common stock of AMERIKAL to DISTRIBUTEES.

D. CLOSING SHALL BE ON the date execution of this AGREEMENT unless extended by mutual agreement in writing. This AGREEMENT shall remain and will be considered executory until A and B have been satisfied, irrespective of any other clause herein.

1.3 Conditions

The following are conditions to the consummation of the DISTRIBUTION. The conditions are for the sole benefit of RGGL and shall not give rise to or create any duty on the part of RGGL or the RGGL Board of Directors to waive or not waive any such condition.

A. NO LEGAL RESTRAINTS. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the DISTRIBUTION shall be in effect and no other event outside the control of RGGL shall have occurred or failed to occur that prevents the consummation of the DISTRIBUTION.

Section 2. Representations

As a material inducement to the DISTRIBUTEES to enter into the AGREEMENT and purchase AMERIKAL, RGGL and AMERIKAL, jointly and severally, represent and warrant that:

2.1	Organization and Corporate Powers.

AMERIKAL is a corporation duly incorporated and validly exists under the laws of the State of California as evidenced by Exhibit A. The copies of the Corporation's Articles of Incorporation, bylaws, and books and records or copies thereof have been or will be furnished to the DISTRIBUTEES on or before the closing and such copies thereof reflect all amendments made thereto at any time prior to the date of this AGREEMENT and such copies are correct and complete.

2.2	Capital Stock and Related Matters.

The DISTRIBUTEES acknowledge and RGGL represents that the shares of stock of AMERIKAL have "NOT" been registered under Securities Act of 1933 ("1933 Act") or under any state security laws prior to this AGREEMENT.

2.3	No Undisclosed Liabilities.

RGGL warrants to the DISTRIBUTEES that there are no undisclosed liabilities of AMERIKAL to the best of RGGL'S knowledge.

2.4	Corporate Powers.

The DISTRIBUTEES have all requisite corporate powers and authority and all material licenses, permits and authorizations necessary to own and operate its properties, carry on its business as now conducted, and enter into and execute this AGREEMENT.

Section 3. Subsidiaries

AMERIKAL has no, nor has had any, subsidiaries or affiliated companies during the period prior to this AGREEMENT while a subsidiary of RGGL, and does not otherwise own or control, directly or indirectly, any equity interest in any corporation or entity that has not been disclosed in this agreement.

Section 4. Conduct of Business; Liabilities

AMERIKAL is not in default under, and no condition exist that with notice or lapse of time would constitute a default of AMERIKAL under;

a.	any mortgage, loan agreement written or oral, evidence of indebtedness or other instrument evidencing borrowed money to which AMERIKAL is a party or by which AMERIKAL is bound or;

b.
any judgment, order or injunction of any court, arbitrator or government agency that would reasonably be expected to affect materially and adversely the business, financial condition or results of operations of AMERIKAL taken as a whole.

c.
DISTRIBUTEES agree and acknowledge that RGGL shall not be liable, be responsible and or held accountable for any of the liabilities or responsibilities whatsoever of AMERIKAL incurred or accrued prior to, and or after, the execution date and time of this AGREEMENT, unless such liability is expressly agreed to be assumed or retained by RGGL in Exhibit C.

d.
DISTRIBUTEES hereby agrees to accept all responsibilities, and be held accountable for any of the liabilities or responsibilities whatsoever of AMERIKAL incurred or accrued prior to the execution date and time of this agreement and does hereby release, indemnify, and hold harmless RGGL, its agents, officers, directors, attorneys, affiliates, subsidiaries, heirs and assigns, from any and all such liability or claims whatsoever, which were incurred, accrued, and or arise prior to, out of, and or after, the execution date and time of this AGREEMENT.

Section 5. Financial Statements

RGGL has made available to DISTRIBUTEES on or before the closing, their audited consolidated financial statements for the fiscal year ending March 31, 2005, and unaudited consolidated financial statements for the periods ending June 30 and September 30, 2005, which includes AMERIKAL.

Section 6. Title and Related Matters

Except as set forth in Exhibit G, AMERIKAL has good and marketable title to all of its property, real or personal, and other assets included in the Financial Statements, free and clear of all security interest, mortgages, liens, pledges, charges, claims or encumbrances of any kind or character.

Section 7. Litigation

Except as set forth in Exhibit D, to the best of RGGL'S knowledge there are no material actions, suits, proceedings, orders, investigations or claims pending or overtly threatened against AMERIKAL or its property of either, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality. AMERIKAL is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of RGGL'S knowledge subject to any government investigations or inquires: and to the best of RGGL'S directors, and responsible officers' of AMERIKAL, there is no basis for any of the foregoing.

Section 8. Tax Matters

a. RGGL has prepared in a substantially correct manner and have filed all tax returns and reports heretofore required to be filed by them and paid all taxes shown as due thereon.

b. No taxing authority has asserted any deficiency in the payment of any tax or informed RGGL that it intends to assert any such deficiency or to make any audit or other investigation of AMERIKAL for the purpose of determining whether such a deficiency should be asserted against AMERIKAL.

Section 9. Compliance with Laws

To the best of RGGL'S knowledge, AMERIKAL is, in the conduct of business, in substantial compliance with all laws, statutes, ordinances, regulations, orders, judgments or decrees applicable to them, the enforcement of which, if AMERIKAL was not in compliance therewith, would have a materially adverse effect on the business of AMERIKAL, taken as a whole. Neither RGGL nor AMERIKAL have received any notice of any asserted present or past failure by AMERIKAL to comply with such laws, statutes, ordinances, regulations, orders, judgments or decrees.

Section 10. Employment and Labor Related Matters

To RGGL'S knowledge, no employee of AMERIKAL is in violation of any material term of any employment contract, or any other contract or agreement relating to the relationship of such employee with AMERIKAL or any other party because of the nature of the business conducted or to be conducted by AMERIKAL. Each employee of AMERIKAL with access to confidential or proprietary information has executed, or in the ordinary course of business will execute, a proprietary information agreement obligating such employee to hold confidential AMERIKAL proprietary information. AMERIKAL has in all material respects complied with all applicable US and California Laws relating to employment.

Each party agrees not to directly solicit or recruit the other party's employees for a period of two years following the effective date of the DISTRIBUTION.

Section 11. Agreements and Commitments

RGGL has provided AMERIKAL a complete and accurate list of each material agreement, contract, instrument and commitment to which AMERIKAL is a party.

Section 12. Personnel

RGGL has provided AMERIKAL a true and complete list of names, title, and current salaries of all officers of AMERIKAL; the names of all directors of AMERIKAL the wage rates, (or range ), for each class of exempt and nonexempt, salaried and hourly employees of AMERIKAL all scheduled or contemplated increases in compensation or bonuses; and all scheduled or contemplated promotions.

Section 13. Intellectual Property

AMERIKAL owns or has the right to use free and clear of all liens, charges, claims and restrictions, those patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property rights necessary to comply with this AGREEMENT. To the knowledge of RGGL or AMERIKAL, AMERIKAL has not infringed upon, nor is it infringing upon, any patent, trademark, service mark, and trade name, copyright or other intellectual property of any third party nor is RGGL and AMERIKAL aware of any violation by third party of such.

Section 14. Benefit Plans

AMERIKAL does not maintain any retirement or deferred compensation plan, saving, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, consultant, or agent of AMERIKAL or RGGL whether pursuant to a contract, agreement, custom, law, or informal understanding for which RGGL and AMERIKAL may have an ongoing material liability after the execution of this AGREEMENT.

Section 15. Assignment

The Parties agree that no party may assign his interest under this AGREEMENT without the prior written consent of the other party, which consent will not be unreasonably withheld. However, each party may, by notice to the other party, assign its interest under this AGREEMENT to an affiliated company. In the case of such assignment, the Parties shall remain liable for all their obligations under this AGREEMENT.

Section 16. Compliance with the laws, rules and regulations

The Parties agree to comply with all applicable laws, rules and regulations of the United States, and California, DISTRIBUTEES agree to file applications and be responsible for all costs for any and all certificates, permits, licenses, governing authority approvals, and any other documentation otherwise necessary to meet the Parties' obligations under this AGREEMENT. DISTRIBUTEES and RGGL agree to execute and complete any and all Exhibits and supply all information necessary to complete this AGREEMENT on or before closing.

Section 17. Governing law

This AGREEMENT shall be interpreted and governed by and enforced in accordance with the laws of the State of California.

Section 18. Dispute resolutions

1. All disputes arising in connection with this AGREEMENT, or any agreement made in furtherance thereof, except as to matters of urgent interest, shall be finally settled by arbitration in accordance with the arbitration rules of the American Arbitration Association.

2. The arbitral tribunal shall be composed of three (3) arbitrators.

3. RGGL shall choose one arbitrator, DISTRIBUTEES shall choose one arbitrator, and the two so chosen shall appoint the third arbitrator. The place of arbitration shall be convenient to both parties in the State of California. The arbitral procedure shall be conducted in the English language.

4. Each party to the arbitration shall bear the cost of their individual representation regardless of the arbitration decision and award and such cost shall not be a part of said decision and or award.

5. Each party to the arbitration shall share equally in any cost and fees of the American Arbitration Association that are assessed per the fee schedule as published.

6. Any award or decision will be enforceable through any court of proper jurisdiction in the United States of America.

Section 19. Severability, Corrections, Counterparts.

Any provision of the AGREEMENT prohibited by applicable law shall be invalid to the extent of such prohibition unless it is determined by the Parties hereto that such prohibition invalidates the purpose or intent of this AGREEMENT. The parties to this AGREEMENT agree to modify and execute any changes necessary to correct any errors clerical and verbiage which may cloud and or misdirect the intent and purpose of this AGREEMENT. This AGREEMENT may be executed in one or more counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same document.

Section 20. Force Majeure

Neither party hereto shall be responsible for damages caused by the delay or failure to perform in whole or in part hereunder or noncompliance with any of the terms hereof when such delay, failure or noncompliance is caused by or results from acts of God, earthquakes, fires, floods, perils of sea, wars (declared or undeclared), terrorist acts, strikes, riots or any other causes beyond the control of the party who is in default or who is unable to comply with the terms of this AGREEMENT, whether or not similar to those enumerated.

Section 21. Modification

This AGREEMENT may only be modified by an instrument in writing executed by all the Parties hereto this AGREEMENT.

Section22. Notices

All notices and communications hereunder shall be made in writing, posted in the U.S. Mail, and properly addressed to the Parties as follows:

DISTRIBUTEES

______________________
______________________

RG Global Lifestyles, Inc: (RGGL)
30021 Tomas, Suite 200
Rancho Santa Margarita, CA 92688

Amerikal Nutraceutical Corp. (AMERIKAL)
17751 Mitchell Ave.
Irvine CA 92614

IN WITNESS WHEREOF, the parties do hereby agree to and execute this AGREEMENT by setting below their hand and seal, this 15th day of November 2005.

Louis Knickerbocker

/s/
As Chairman of the Board, President and C.E.O.,
for and on behalf of,
RG Global Lifestyles, Inc.

Louis Knickerbocker

/s/
As C.E.O.,
for and on behalf of,
Amerikal Nutraceutical Corp.

DISTRIBUTEES:

* /s/ Hooi Shoke Yan
Hooi Shoke Yan
Managing Director
Omeco Investment Group Ltd.

* /s/ Handajati Widjaja
Handajati Widjaja

* /s/ Serialam Pasaribu
Serialam Pasaribu

* /s/ Lindiani Poerwaningsih
Lindiani Poerwaningsih

* /s/ Tan Wie Ling
Tan Wie Ling

* /s/ Fitri Dafiyanti Kasidik
Fitri Dafiyanti Kasidik

* /s/ Nasimun
Nasimun

* /s/ Linda Margarita Halim
Linda Margarita Halim

* /s/ Chong Weiyi
Chong Weiyi
Managing Director
Mastertime Worldwide Ltd.,

* /s/ Peh Ee Hong
Peh Ee Hong
Managing Director
Winterpark Offshore Ltd.,

* /s/ Peh Ee Ming
Peh Ee Ming
Managing Director
Good Vale Equities ltd,

* By: /s/
Anne Farrell - Attorney in Fact

INDEX of EXHIBITS

Exhibit A	Copy of Articles of Incorporation of Amerikal Nutraceutical Corp.

Exhibit B	Resolution of Board of Directors of RG Global Lifestyles, Inc. Approval to Sell.

Exhibit C	Liabilities retained by RGGL

Exhibit D	Table of DISTRIBUTEES and RGBL.OB common stock to be transferred

Exhibit E	Escrow Agreement

2413153

State of California

SECRETARY OF STATE

I, *BILL JONES*, Secretary of State of the State of California, hereby certify:

That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

THE GREAT SEAL OF THE STATE OF
EUREKA
CALIFORNIA

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

APR 30 2002

Bill Jones

Secretary of State

Sec/State Form CE-107 (rev. 9/98)

OSP 98 13524

2413153

ENDORSED - FILED
in the office of the Secretary of State
of the State of California

APR 2 6 2002

BILL JONES, Secretary of State

ARTICLES OF INCORPORATION
OF
AMERIKAL NUTRACEUTICAL CORPORATION

I: The name of the corporation (hereinafter referred to as the "corporation") is:
AMERIKAL NUTRACEUTICAL CORPORATION

II: The existence of the corporation is perpetual.

III: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

IV: The name of the corporation's initial agent for service of process within the State of California in accordance with the provisions of subdivision (b) of Section 1502 of the Corporations Code of the State of California is Corporation Service Company which will do business in California as CSC-Lawyers Incorporating Service.

V: The total number of shares which the corporation is authorized to issue is 1,500, all of which are of one class and of a par value of $ 0.00 each, and all of which are Common shares.

The Board of Directors of the corporation may issue any or all of the aforesaid authorized shares of the corporation from time to time for such consideration as it shall determine and may determine from time to time the amount of such consideration, if any, to be credited to paid-in surplus.

Signed on April 26, 2002

[signature]
Gloria D. Hudson, Incorporator

OFFICE OF THE SECRETARY OF STATE

CA BC D-:ARTICLES OF INCORPORATION-MASTER
11/99-1 (#1362)

RESOLUTIONS OF THE BOARD OF DIRECTORS OF
RG GLOBAL LIFESTYLES, INC.

BOARD MEETING: NOVEMBER 15, 2005

Agreement to Distribute Amerikal Nutraceutical, Inc.

WHEREAS, there has been presented to this meeting a form of Separation and Distribution Agreement between RG Global Lifestyles, Inc. and certain shareholders (“Agreement”), providing for the distribution of all outstanding shares of common stock of Amerikal Nutraceutical Corp., a wholly owned subsidiary of the Company, in exchange for 7,500,000 shares of the Company’s common stock. The Company is informed by its legal and accounting advisers that the transaction qualifies as a tax-free exchange under Section 355 of the Internal Revenue Code, with no gain or loss to be recognized by either party.

WHEREAS, the Board has reviewed such form of Agreement and such terms and finds that it is in the best interest and to the benefit of the Company to enter in to and perform such Agreement on its terms;

NOW THEREFORE BE IT RESOLVED, that the CEO of the Company is hereby authorized to execute, in the name and on behalf of the Company, and deliver an Agreement, substantially in the form of the Agreement presented at this meeting, except for such changes the CEO shall deem proper, such execution by the CEO of the Agreement to be conclusive evidence that the CEO deems all the terms and provisions thereof to be proper; and

FURTHER RESOLVED, that each and every officer of the Company be and hereby is authorized in the name and behalf of this Company from time to time to take such actions and to execute and deliver such certificates, instruments, notices and documents as may be required or as such officer may deem necessary, advisable or proper in order to carry out and perform the obligations of the Company pursuant to these resolutions; all such actions to be performed in such manner, and all such certificates, instruments, notices, and documents to be executed and delivered in such form, as the officer performing or executing the same shall approve, the performance or execution thereof by such officer to be conclusive evidence of the approval thereof by such officer and the Board.

/s/	/s/
Lou Knickerbocker - Chairman of the Board	Budy Hartono

/s/	/s/
Grant King - Director	Bruce Thomsen

/s/	/s/
Karim Joseph Murray	Steve Ritchie

EXHIBIT ‘C’

Liabilities Retained by RGGL

RGGL expressly assumes and retains the responsibility for any funds advanced by or liabilities or expenses incurred by AMERIKAL to, for the benefit of, or on behalf of RGGL and its wholly-owned subsidiary AQUAIR, INC. from and after October 1, 2005 to and including the date of this Agreement.

Exhibit “D”

TABLE OF DISTRIBUTEES and RGBL.OB common stock to be transferred.

	Transferred Shares	Escrowed Shares

Omeco Investment Group	290385	12217

Hanajati Widjaja	917222	38592

Serialam Pasaribu	917223	38592

Lindiani Poerwaningsih	917222	38592

Tan Wie Ling	917223	38592

Fitri Dafiyanta Kasidik	917223	38592

Nasimun	917223	38592

Linda Margarita Halim	835121	35138

Mastertime Worldwide	290386	12218

Winterpark Offshore	290386	12218

Good Vale Equities	290386	12218

TOTAL	7500000	315561

ESCROW AGREEMENT

This Escrow Agreement dated as of November ___, 2005 ("Agreement") is made by and among (i) RG Global Lifestyles, a California corporation ("RGGL"); (ii) Omeco Investment Group Ltd., Handajati Widjaja, Serialam Pasaribu, Lindiani Poerwaningsih, Tan Wie Ling, Fitri Dafiyanti Kasidik, Nasimun, Linda Margarita Halim, Mastertime Worldwide Ltd., Winterpark Offshore Ltd., Good Vale Equities Ltd., individuals and stockholders of RGGL, (collectively hereafter “Distributees”); and (iii) Scott D. Olson, attorney at law, as escrow agent (the "Escrow Agent"),

     WHEREAS, RGGL and Distributees are parties to a Master Separation and Distribution Agreement dated as of November ___, 2005 ("Distribution Agreement");

     WHEREAS, pursuant to the Distribution Agreement, the parties have agreed that the Distributees will place into escrow 315,561 shares of RGGL common stock (“Escrow Funds”) to indemnify RGGL and/or Amerikal Nutraceutical Corp. (“Indemnitees”) effected by claims presented to RGGL for claims arising from the Distribution Agreement (“Claims”);

WHEREAS, the Agreement will expire in twelve months from the date of execution of the Distribution Agreement, whereupon all remaining Escrow Funds will be returned to Distributees.

     WHEREAS, it is a condition to the closing of the Distribution Agreement that the parties hereto will have entered into this Agreement and delivered the Deposit (as defined below) to the Escrow Agent to be held by the Escrow Agent as security for potential Claims upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.  Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Claim" means a claim for any loss suffered, incurred or paid by any Indemnitee arising out of the Distribution Agreement.

     "Claim Date" has the meaning set forth in Section 6.

     "Claim Disbursement Amount" has the meaning set forth in Section 6.

     "Claim Notice" has the meaning set forth in Section 6.

     "Escrow Funds" means the 315,561 shares of RGGl common stock while held by the Escrow Agent from time to time pursuant to this Agreement.

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     "Expiration Date" means twelve months from the date of execution of the Distribution Agreement.

     "Final Instruction" has the meaning set forth in Section 7.

2.  Appointment of Escrow Agent. RGGL and Distributees hereby appoint the Escrow Agent to serve as agent for the purpose of holding and distributing the Escrow Fund upon the terms and conditions herein set forth, and the Escrow Agent accepts such appointment subject to the terms and conditions hereof.

3.  Escrow Funds. Simultaneously with the execution of this Agreement, Distributees have deposited the Escrow Funds with the Escrow Agent and the Escrow Agent hereby acknowledges receipt of the Escrow Funds.

4.  Maintenance of Escrow. The Escrow Agent shall hold the Escrow Fund in escrow and shall disburse the Escrow Fund pursuant to this Agreement.

5.  Assertion of Claim. Indemitees may assert one or more Claims for which it seeks recovery hereunder on or prior to the Expiration Date. Indemitees shall assert such Claims by delivering a written notice ("Claim Notice") to the Escrow Agent (who will distribute to Distributees) which includes (i) the date of the Claim Notice ("Claim Date"), (ii) Indemnitees estimate of the Loss incurred by the Indemnitee in connection with such Claim ("Claim Disbursement Amount"), (iii) a reasonably detailed summary of the basis for such Claim, and (iv) a determination as to whether or not such Claim relates to the Distribution Agreement. Indemnitee may assert one or more Claim in a single Claim Notice. If Indemnitee desires to change a Claim Disbursement Amount of a Claim Notice, then it shall submit a new Claim Notice amending and restating the original Claim Notice. A Claim Notice shall indicate whether the Claim Disbursement Amount exceeds the balance of the Escrow Fund.

7.  Final Instruction. For the purposes of this Agreement, a "Final Instruction" shall mean a written notice delivered to the Escrow Agent directing the disbursement of the Claim Disbursement Amount relating to a particular Claim, and which expressly states that it is a "Final Instruction" pursuant to this Section 7. Except as provided in Subsections (b) and (d) below, a Final Instruction shall be signed by RGGL and Distributees. A Final Instruction shall be delivered to the Escrow Agent only under the following circumstances, and accompanied by the indicated documentation:

     (a)  If Distributees dispute any aspect of a Claim Notice, the Distributees shall give written notice of such dispute to the Escrow Agent, within 30 calendar days after receipt by Distributees of such Claim Notice. In such event, no Final Instruction may be given to the Escrow Agent except as provided in (c) or (d) below.

     (b)  If Distributees fail to respond to a Claim Notice within 30 calendar days after receipt by Distributees of such Claim Notice, or if Distributees notifies Indemnitee and the Escrow Agent in writing that there is no dispute with respect to a Claim Notice, Indemnitee shall have the right to deliver to the Escrow Agent a Final Instruction, signed only by Indemnitee, with respect to the Claims described in such Claim Notice.

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     (c)  In the case of a Claim Notice which Distributees have disputed (as provided in Subsection 7(a) above), if Indemitee and Distributees reach an agreement with respect to the Claims described in a Claim Notice, Indemnitee and Distributees shall give the Escrow Agent a Final Instruction, signed by both Indemnitee and Distributees, with respect to such Claims.

     (d)  In the case of a Claim Notice which Distributees have disputed (as provided in Subsection 7(a) above), if an arbitrator or a court of competent jurisdiction issues a final, non-appealable order specifying the amount of Indemnitee’s recovery (if any) with respect to a Claim, either Indemnitee or Distributees shall have the right to deliver to the Escrow Agent a Final Instruction with respect to such Claim based on and in compliance with such order, signed only by indemnitee or Distributees, as the case may be, and accompanied by a copy of such order.

8.  Distribution of Escrow Fund.

     (a)  Disbursements to Indemitee. Upon receipt of a Final Instruction, the Escrow Agent shall promptly deliver to Indemnitee, funds in the form of RGGL common stock equivalent in value to the sum of the Claim Disbursement Amount set forth in such Final Instruction. Such common stock will be valued at the closing price of RGBL.OB as reported by the OTC:BB on the day of such disbursement.

     (b)  Disbursements to Distributees. If no Claim is "asserted and unresolved" (as defined below) by the Expiration Date, then the Escrow Agent shall promptly deliver to Distributees all of the Escrow Funds. If any RGGL Claims are asserted and unresolved by the Expiration Date, then the Escrow Agent shall promptly deliver to Distributees Escrow Funds in an amount equal to the positive difference, if any, between (A) the Claim Disbursement Amounts relating to such Claims and (B) the amount of Escrow Funds as of immediately prior to the Expiration Date. Upon receipt of Final Instructions after the Expiration Date relating to Claims that were asserted and unresolved on the Expiration Date, the Escrow Agent shall promptly deliver to Distributees all of the Escrow Funds, if any, that remains in the Escrow Account after payment to Indemnitee of the Claim Disbursement Amounts relating to such Final Instructions. For the purposes of this Section 8(b), the phrase "asserted and unresolved" means, with respect to any Claim, the Escrow Agent has received a Claim Notice but no Final Instruction with respect to such Claim.

9.  Limitation of Liability of Escrow Agent; Etc.

     (a)  Nature of Duties; Liability; Indemnification. It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and that the Escrow Agent shall not be liable for any error of judgment, fact or law, or any act done or omitted to be done, except for its own willful misconduct or that of its employees and agents. The Escrow Agent's determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a provision of this Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall not subject the Escrow Agent to any claim, liability or obligation whatsoever, even if it shall be found that such determination was improper and incorrect; provided, that the Escrow Agent and its employees and agents shall not have been guilty of willful misconduct or gross negligence in making such determination. RGGL and Distributees jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability, or reasonable expense ("Cost") incurred without willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including costs and expenses of defending itself against any claim of liability in connection herewith or therewith. The right to indemnification set forth in the preceding sentence shall include the right to be paid by RGGL and Distributees in respect of Costs as they are incurred (including Costs incurred in connection with defending itself against any claim of liability in connection herewith). The Escrow Agent shall promptly repay any amounts so advanced if it shall ultimately be determined by a final order of a court of competent jurisdiction from which no appeal is or can be taken that the Escrow Agent is not entitled to such indemnification.

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     (b)  Documents and Instructions. The Escrow Agent acts hereunder as a depository only and shall not be responsible or liable in any manner whatsoever for the genuineness, sufficiency, correctness or validity of any agreement, document, certificate, instrument or item deposited with it or any notice, consent, approval direction or instruction given to it, and the Escrow Agent shall be fully protected, under Section 9(a) above, for all acts taken in accordance with any written instruction or instrument given to it hereunder in accordance with the provisions of this Agreement, and reasonably believed by the Escrow Agent to be genuine and what it purports to be.

     (c)  Conflicting Notices, RGGL Claims, Demands or Instructions. If at any time the Escrow Agent shall receive conflicting notices, claims, demands or instructions with respect to the Escrow Fund, or if for any other reason it shall in good faith be unable to determine the party or parties entitled to receive monies from the Escrow Fund, the Escrow Agent may refuse to make any distribution or payment and may retain the Escrow Fund in its possession until it shall have received instructions in writing concurred in by all parties in interest, or until directed by a final order or judgment of an arbitrator or a court of competent jurisdiction from which no appeal is or can be taken, whereupon the Escrow Agent shall make such disposition in accordance with such instructions or such order.

     (d)  Advice of Counsel. The Escrow Agent may consult with, and obtain advice from, legal counsel and employees in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected and indemnified under Section 9(a) above for all acts taken, in the absence of gross negligence or willful misconduct, in accordance with the opinion and instructions of such counsel, and the reasonable costs of such counsel shall be subject to reimbursement under Section 9(a) above.

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     (e)  Compensation and Expenses. RGGL agrees to pay, and shall be solely responsible for, all fees, disbursements and other expenses charged by the Escrow Agent for the performance of the Escrow Agent's services hereunder. The Escrow Agent's fee for services for this Agreement is $2,000. The Escrow Agent shall be entitled to reimbursement on demand for all reasonable expenses incurred in connection with the administration of this Agreement or the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any reasonable legal fees and expenses incurred by the Escrow Agent in connection with resolution of any Claim by any party hereunder.

     (f)  Resignation of Escrow Agent. The Escrow Agent may resign at any time upon giving the other parties hereto thirty (30) days' notice to that effect. In such event the successor Escrow Agent shall be such person, firm or corporation as shall be mutually selected by RGGL and Distributees. It is understood and agreed that the Escrow Agent's resignation shall not be effective until a successor Escrow Agent agrees to act hereunder; provided, that in the event no successor Escrow Agent is appointed and acting hereunder within thirty (30) days of such notice, the Escrow Agent may pay and deliver the Escrow Fund into a court of competent jurisdiction; and provided, further, that RGGL and Distributees may appoint a successor escrow agent hereunder at any time so long as such successor shall accept and agree to be bound by the terms of this Agreement (except that any such successor escrow agent shall be entitled to customary fees payable by RGGL and Distributees as provided in Section 9(e))

10.  Notices. All notices, consents, approvals, directions and instructions required or permitted under this Agreement shall be effective when received and shall be given in writing and delivered either by hand or by registered or certified mail, postage prepaid, or by telecopier, and addressed as follows:

     If to Distributees:

          Attention:
          Facsimile:  ( ) -

     If to RGGL:

          RG Global Lifestyles, Inc.
          30021 Tomas, Suite 200
          Rancho Santa Margarita, CA 92688
          Attention:  Grant King
          Facsimile:  (949) -

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     If to the Escrow Agent:

          Scott D. Olson, Esq.
          417 Poinsettia Ave.
          Corona del Mar, CA 92625

11.  Miscellaneous.

     (a)  Entire Agreement, etc. This Agreement and the Distribution Agreement contain the entire agreement among the parties with respect to the subject matter hereof and supercede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. In the event of a conflict between the terms and provisions hereof and of the Distribution Agreement, the terms and provisions hereof shall govern the rights, obligations and liabilities of the Escrow Agent.

     (b)  Amendments and Supplements. This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except by an instrument in writing signed by all of the parties hereto.

     (c)  No Waiver. No provision hereof may be waived, except by an instrument in writing signed by the party waiving compliance. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     (d)  Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and their respective heirs, successors, assigns, distributees and legal Agents.

     (e)  Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive law of the State of California without regard to its principles of conflicts of laws. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     (f)  Construction of Agreement. A reference to a Section shall mean a Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation".

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     (g)  Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed or caused this Escrow Agreement to be duly executed as a sealed instrument as of the day and year first above written.

RG GLOBAL LIFESTYLES, INC.

By:  /s/
     Name:  Lou Knickerbocker
     Title:    Chief Executive Officer

DISTRIBUTEES:

* /s/ Hooi Shoke Yan
Hooi Shoke Yan
Managing Director
Omeco Investment Group Ltd.

* /s/ Handajati Widjaja
Handajati Widjaja

* /s/ Serialam Pasaribu
Serialam Pasaribu

* /s/ Lindiani Poerwaningsih
Lindiani Poerwaningsih

* /s/ Tan Wie Ling
Tan Wie Ling

* /s/ Fitri Dafiyanti Kasidik
Fitri Dafiyanti Kasidik

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* /s/ Nasimun
Nasimun

* /s/ Linda Margarita Halim
Linda Margarita Halim

* /s/ Chong Weiyi
Chong Weiyi
Managing Director
Mastertime Worldwide Ltd.,

* /s/ Peh Ee Hong
Peh Ee Hong
Managing Director
Winterpark Offshore Ltd.,

* /s/ Peh Ee Ming
Peh Ee Ming
Managing Director
Good Vale Equities ltd,

* By: /s/

Anne Ferrell - Attorney in Fact

ESCROW AGENT:

SCOTT D. OLSON, ESQ.

/s/

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